UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 29, 2016

Paragon Offshore plc
(Exact name of Registrant as specified in its charter)

England and Wales	001-36465	98-1146017
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

3151 Briarpark Drive, Suite 700 Houston, Texas	77042
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +44 20 330 2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Noble Settlement Agreement
As previously disclosed in the Current Report on Form 8-K of Paragon Offshore plc (the “Company”) dated February 12, 2016, on February 12, 2016, the Company entered into a binding term sheet (the “Term Sheet”) with Noble Corporation plc (“Noble”) with respect to a definitive settlement agreement (the “Noble Settlement Agreement”). On April 29, 2016, the Company and Noble executed the Noble Settlement Agreement as contemplated by the Term Sheet. The Noble Settlement Agreement remains subject to the approval of the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) and will become effective upon the consummation of the Company’s previously disclosed plan of reorganization (the "Plan") by the Bankruptcy Court and the satisfaction of certain other conditions precedent as set forth in the Noble Settlement Agreement. The consummation of the Plan is subject to customary closing conditions including without limitation, the Bankruptcy Court approval, and no assurance can be given that the transactions specified in the Plan will be consummated.

Upon effectiveness of the Noble Settlement Agreement, Noble will provide direct bonding in fulfillment of the requirements necessary to challenge tax assessments in Mexico relating to the Company’s business for the tax years 2005 through 2010 (the “Mexican Tax Assessments”). The Mexican Tax Assessments were originally allocated to the Company by Noble pursuant to the Tax Sharing Agreement by and between Noble and the Company, which was entered into in connection the Company’s separation from Noble (the “Spin-Off”).  A copy of the Noble Settlement Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference.  As previously disclosed, the Company has contested or intends to contest the Mexican Tax Assessments and it may be required to post bonds in connection therewith.  As of December 31, 2015, the Mexican Tax Assessments totaled approximately $200 million, with assessments for 2009 and 2010 yet to be received.  Additionally, Noble will be responsible for all of the ultimate tax liability for Noble legal entities and 50% of the ultimate tax liability for the Company’s legal entities following the defense of the Mexican Tax Assessments.  In consideration for this support, the Company has agreed to release Noble, fully and unconditionally, from any and all claims in relation to the Spin Off.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

EXHIBIT NUMBER		DESCRIPTION
10.1	—	Noble Settlement Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Paragon Offshore plc

Date: May 5, 2016	By:	/s/ Steven A. Manz
	Name:	Steven A. Manz
	Title:	Senior Vice President & Chief Financial Officer

INDEX TO EXHIBITS
EXHIBIT NUMBER		DESCRIPTION
10.1	—	Noble Settlement Agreement